                                                                   EXHIBIT 10.11



                            SECOND AMENDMENT TO THE
                          DOVATRON INTERNATIONAL, INC.
                    SAVINGS AND DEFERRED PROFIT SHARING PLAN


         The DOVatron International, Inc. Savings and Deferred Profit Sharing Plan (the "Plan"), which was effective January 1, 1993, is hereby amended, effective as of the dates shown herein in the manner set forth below:

         1. Section 1.15, definition of Employer, is amended effective January 31, 1996, by the addition of a new sentence at the end thereof to read as follow:

         Effective January 31, 1996, DOVatron International, Inc. changed its name to The DII Group, Inc., and all references herein to DOVatron International, Inc. shall mean The DII Group, Inc.

         2. Section 1.46, definition of Plan, is amended effective January 31, 1996, by the addition of a new sentence at the end thereof to read as follows:

         Effective January 31, 1996, the name of the Plan shall be The DII Group, Inc. Savings and Deferred Profit Sharing Plan.

         3. Section 3.1, Conditions of Eligibility, is amended effective July 1, 1996, by the addition of a new paragraph at the end thereof to read as follows:

                 Notwithstanding the foregoing, each Employee of TTI Testron, Inc. as of July 1, 1996, who, on or before such date, has satisfied the eligibility requirements to participate in the TTI Testron, Inc. 401(k) Security Express Plan but who has not satisfied the eligibility requirements specified in the first paragraph of this Section 3.1 shall be an Eligible Employee as of July 1, 1996, solely for purposes of the Employer's Elective Contribution, including matching contributions, and shall enter the Plan as a Participant for purposes of such contributions effective July 1, 1996. In other respects, the eligibility requirements specified in the first paragraph of this
         Section 3.1 shall apply to
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         Employees of TTI Testron, Inc., taking into account the prior service credit specified in Appendix A hereof.

         IN WITNESS WHEREOF,this Second Amendment is executed as of this 24th day of June, 1996.

                                     THE DII GROUP, INC.


                                     By: /s/ RONALD R. BUDACZ
                                       -----------------------------------------

                                     Title: Chairman and Chief Executive Officer
                                           -------------------------------------






                                      2.
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                               THIRD AMENDMENT TO
                              THE DII GROUP, INC.
                    SAVINGS AND DEFERRED PROFIT SHARING PLAN


         The DII Group, Inc. Savings and Deferred Profit Sharing Plan (the "Plan"), which was effective January 1, 1993, is hereby amended, effective as of January 1, 1997, in the manner set forth below:

         1. Section 1.11, definition of Early Retirement Date, is amended in its entirety to read as follows:

         "Early Retirement Date". Except as set forth below, this Plan does not provide for a retirement date prior to Normal Retirement Date. Effective January 1, 1997, and only to the extent provided herein, Early Retirement Date shall mean the date upon which a Participant attains age fifty-five (55) and has completed ten (10) Years of Service; provided, however, that this Early Retirement Date shall apply only to the Employees of Orbit Semiconductor, Inc. who were employed by Orbit Semiconductor, Inc. prior to January 1, 1997, and who were participants in the Orbit Semiconductor, Inc. 401(k) Retirement Savings Plan as of December 31, 1996, and only with respect to the benefits of such Participants under the Orbit Semiconductor, Inc. 401(k) Retirement Savings Plan that were transferred to the Plan in a plan to plan transfer pursuant to Section 4.9(c). The Early Retirement Date specified in this paragraph shall not apply to benefits transferred to the Plan from the Orbit Semiconductor, Inc. 401(k) Retirement Savings Plan at the election of a Participant pursuant to Section 4.9(a), including, but not limited to, a rollover subject to Section 401(a)(31) of the Code.

         2. Section 1.13, definition of Eligible Employee, is amended by the addition of a new paragraph at the end thereof to read as follows:

         Notwithstanding the foregoing, effective January 1, 1997, Eligible Employee shall exclude any Employee described in the following classifications:

                          (a) an Employee who is a nonresident alien who received no earned income (within the meaning of Section 911(b) of the Code) from the Employer that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code), and

                          (b) an Employee who is a member of a collective bargaining unit covered under a collective bargaining agreement, unless such agreement expressly provides for coverage of such bargaining unit members in the Plan; provided, however, that if such an Employee later becomes an Eligible Employee, all of his or her prior service with the Employer shall be credited immediately.

                                      1.
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         3.      Section 1.39, definition of Normal Retirement Age is amended by the addition of a new paragraph at the end thereof to read as follows:

         Notwithstanding the foregoing, effective January 1, 1997, and only to the extent provided herein, Normal Retirement Age shall mean the Participant's 62ND birthday; provided, however, that the Normal Retirement Age described in this paragraph shall apply only to the Employees of Orbit Semiconductor, Inc. who were employed by Orbit Semiconductor, Inc. prior to January 1, 1997, and who were participants in the Orbit Semiconductor Inc. 401(k) Retirement Savings Plan as of December 31, 1996, and only with respect to the benefits of such Participants under the Orbit Semiconductor, Inc. 401(k) Retirement Savings Plan that were transferred to the Plan in a plan to plan transfer pursuant to Section 4.9(c). The definition of Normal Retirement Age specified in this paragraph shall not apply to benefits transferred to the Plan from the Orbit Semiconductor, Inc. 401(k) Retirement Savings Plan at the election of a Participant pursuant to Section 4.9(a), including, but not limited to, a rollover subject to Section 401(a)(31) of the Code.

         4. The first sentence of Section 3.1 is deleted in its entirety and the following language is added in its place:

         For periods beginning prior to January 1, 1997, any Eligible Employee who has completed one (1) Year of Service and has attained age 21 shall be eligible to participate in the Plan as of the date such Eligible Employee has satisfied such requirements. For periods beginning on and after January 1, 1997, any Eligible Employee who has completed six (6) months of service and has attained age 18 shall be eligible to participate in the Plan as of the date such Eligible Employee has satisfied such requirements.

         5. The first sentence of Section 4.2(e) is amended by inserting the words "this Plan or from" immediately after the word "from" in the third line thereof.

         6.      A new Section 6.11 is added to the Plan to read as follows:

         6.11    IN-SERVICE DISTRIBUTION IN THE EVENT OF HARDSHIP

                          (a) A Participant who is an Employee may make a withdrawal from his or her Elective Account, Rollover Account or the vested portion of the Participant's Account, subject to the restrictions of this Section 6.11, if he or she experiences a Hardship. For purposes of this Section 6.11, Hardship means the immediate and heavy financial need of a Participant, as determined in a uniform and nondiscriminatory basis by the Administrator in accordance with the requirements of this Section 6.11 and as may be further clarified by rules or regulations issued by the Secretary of the Treasury or the Internal Revenue Service.

                          (b) A Hardship withdrawal must be made only on account of an immediate and heavy financial need of the Participant.

                                  (1)      The Administrator shall determine
                          whether a Participant has an immediate and heavy financial need based on all the relevant facts and circumstances. A financial need may be immediate and heavy even if it was reasonably foreseeable or voluntarily incurred by the Participant.

                                  (2) A Hardship withdrawal will be deemed to be on account of an immediate and heavy financial need of the Participant if the Hardship withdrawal is for:

                                        (i)     Costs directly related to the
                                  construction or purchase (excluding mortgage payments) of the Participant's principal residence;

                                        (ii)    Expenses for medical care
                                  described in Section 213(d) of the Code which were (A) previously incurred by the Participant or the Participant's spouse or dependent (as defined in Section 152 of the Code) or (B) are necessary for such persons to obtain such medical care;

                                        (iii)   Payment of tuition and related
                                  educational fees for the next twelve (12) months of post-secondary education for the Participant or his or her spouse, child or dependent (as defined in Section 152 of the Code);

                                        (iv)    Payment of amounts necessary to
                                  prevent the eviction of the Participant from his or her principal residence or the foreclosure of the mortgage on the Participant's principal residence; or

                                        (v)     Any other financial need that
                                  has been identified as a deemed immediate and heavy financial need in a ruling of general applicability issued under the authority of the Commissioner of the Internal Revenue Service.

                          (c) A Hardship withdrawal must be necessary to satisfy an immediate and heavy financial need of the Participant. A Hardship withdrawal under this Section 6.11 generally will be treated as necessary to satisfy a financial need if the Administrator relies upon the Participant's written representation (unless the Administrator has actual knowledge to the contrary) that the financial need cannot





                                      3.

                 reasonably be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant's assets, (C) by cessation of Salary Reduction Contributions under the Plan, (D) by other distributions or nontaxable (at the time of the loan) loans from the Plan or any other plan maintained by the Employer or by any other employer or former employer of the Participant, or (E) by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need. A need cannot reasonably be relieved by any of the actions listed in
                 the previous sentence if the   effect would be to increase the
                 amount of the need.

                          (d) The Administrator's determination of an immediate and heavy financial need of the Participant, the amount required to satisfy such need and the Participant's lack of other resources reasonably available to meet such need shall be made in a uniform and nondiscriminatory manner with respect to all Participants.

                          (e)     Notwithstanding any other provision of this
                 Section 6.11, a Participant shall not be permitted to make a Hardship withdrawal of any Qualified Non-elective Contributions or of any earnings credited with respect to such Qualified Non-Elective Contributions.

                          (f) Hardship withdrawals under this Section 6.11 with respect to Salary Reduction Contributions and Matching Contributions shall be limited to an amount equal to the Participant's total Salary Reduction Contributions and Matching Contribution under the Plan, plus earnings accrued thereon prior to December 31, 1988, determined as of the date of the withdrawal, reduced by the amount of any previous Hardship withdrawals. No Hardship withdrawal shall be permitted from the Participant's Elective Account with respect to earnings on such Account accrued after December 31, 1988.

                          (g)     In order to qualify for a Hardship
                 withdrawal, the Participant must submit a properly completed withdrawal request form in accordance with procedures established by the Plan Administrator.

                          (h) There shall be no limit on how often a Participant shall be permitted to make a Hardship withdrawal under this Section 6.11. Hardship withdrawals shall be paid from the affected Account. If the Participant has a Directed Investment Account, the withdrawal shall be made from the investments designated by the Participant, subject to such ordering restrictions as the Employer may adopt; provided, however, that a Hardship withdrawal shall be made only after the maximum amount, if any, available without demonstrating a Hardship has been withdrawn.

                          (i) A Participant may request a withdrawal by filing the prescribed withdrawal request form with the Administrator. A withdrawal shall be paid as




                                     4.
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                 soon as reasonably practical and in accordance with subsection
                 (k), below, after the date on which the Administrator receives the prescribed withdrawal form (subject to Employer's consent). Hardship withdrawals shall be paid only in a single lump sum payment in cash.

                          (j) For purposes of this Section 6.11, the value of a Participant's Account shall be determined as of the Valuation Date preceding the date of distribution of the Hardship withdrawal amount.

                          (k) If a Participant is married at the time of any Hardship withdrawal and if the Participant previously elected an annuity form of benefit, the Participant's spouse must consent, in writing, to such Hardship withdrawal. Such consent must be obtained in accordance with the requirements of Section 6.5.

         IN WITNESS WHEREOF,this Third Amendment is executed as of this 19th day of December, 1996.


                                             THE DII GROUP, INC.


                                             By: /s/ RONALD R. BUDACZ
                                                -------------------------------
                                                Ronald R. Budacz
                                                Chairman and Chief
                                                Executive Officer




                                      5.